As filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THE MEDICINES COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3324394
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Sylvan Way, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Paul M. Antinori
Senior Vice President and General Counsel
The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
(Name and Address of Agent For Service)
(973) 290-6000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	2,100,000 shares	$7.95(2)	$16,695,000 (2)	$1,191.00

(1)	This registration statement covers shares being added to The Medicines Company’s Amended and Restated 2004 Stock Incentive Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high ($8.06) and low ($7.84) prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on June 23, 2010.

Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5
EX-23.2

STATEMENT OF INCORPORATION BY REFERENCE
          This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,100,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s Amended & Restated 2004 Stock Incentive Plan. Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the registration statements on Forms S-8, File Nos. 333-116295, 333-135460, and 333-152105 filed by the registrant on June 8, 2004, June 29, 2006, and July 3, 2008 respectively, relating to the registrant’s 2004 Stock Incentive Plan, except for information required by Items 3, 5 and 8, which are contained below.
     Item 3. Incorporation of Documents by Reference.
     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     (a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
     (c) The description of the securities contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Item 5. Interests of Named Experts and Counsel.
   Paul M. Antinori, our senior vice president and general counsel, has opined as to the legality of the securities being offered by this registration statement. As of June 28, 2010, Mr. Antinori owned 24,303 shares of the Company’s common stock and held options to purchase 262,143 shares of the Company’s common stock, granted under the Company’s equity incentive plans. Mr. Antinori is eligible to participate in the Plan.

     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 30th day of June, 2010.

THE MEDICINES COMPANY
By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell and Glenn P. Sblendorio, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Clive A. Meanwell Clive A. Meanwell	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	June 30, 2010

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2010

/s/ William W. Crouse William W. Crouse	Director	June 30, 2010

/s/ Robert J. Hugin Robert J. Hugin	Director	June 30, 2010

Signature	Title	Date

/s/ Armin M. Kessler Armin M. Kessler	Director	June 30, 2010

/s/ Robert G. Savage Robert G. Savage	Director	June 30, 2010

/s/ Hiroaki Shigeta Hiroaki Shigeta	Director	June 30, 2010

/s/ Melvin K. Spigelman Melvin K. Spigelman	Director	June 30, 2010

/s/ Elizabeth H.S. Wyatt Elizabeth H.S. Wyatt	Director	June 30, 2010

INDEX TO EXHIBITS

Number	Description
4.1(1)	Third Amended and Restated Certificate of Incorporation of the registrant, as amended

4.2(1)	Amended and Restated By-laws of the registrant, as amended

5	Opinion of Senior Vice President and General Counsel of the Registrant

23.1	Consent of Senior Vice President and General Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, Independent Registered Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	The Medicines Company Amended and Restated 2004 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Amendment No. 1 to the registrant’s registration statement on Form 8-A/A, filed July 14, 2005 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Appendix II to the Registrant’s definitive proxy statement, filed April 30, 2010 and incorporated herein by reference.